Exhibit 10.25
AMENDMENT NO. 4
This AMENDMENT NO. 4 (this “Amendment No. 4”) dated as of December 20, 2018, by and among WAYFAIR LLC, a limited liability company organized under the laws of the State of Delaware (the “Borrower”); WAYFAIR INC., a corporation organized under the laws of the State of Delaware (the “Parent”); CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and L/C Issuer, Silicon Valley Bank, in its capacity as L/C Issuer and the lenders party hereto, is entered into in connection with the Credit Agreement, dated as of February 22, 2017 (as amended by that certain Amendment No. 1 dated as of September 11, 2017, that certain Amendment No. 2 dated as of April 12, 2018, that certain Amendment No. 3 dated as of December 7, 2018 and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among the Borrower, the Parent, the lenders party thereto, the Swing Line Lender, the L/C Issuer and the Administrative Agent.
The Borrower, the Parent, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer have agreed to certain amendments to the Credit Agreement.
Now, therefore, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
Section 1    Definitions. Except as otherwise defined in this Amendment No. 4, terms defined in the Credit Agreement are used herein as defined therein.
Section 2    Amendments to Credit Agreement. The following amendments to the Credit Agreement shall take effect on the date hereof:
(a)    References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”), and references in the other Loan Documents to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as amended hereby.
(b)    Definitions. Section 1.1 of the Credit Agreement shall be amended by amending the following definitions and replacing them in their entirety with the definitions set forth herein (to the extent already included in Section 1.1), or, as applicable, adding the following definitions in the appropriate alphabetical order (to the extent not already included in Section 1.1):

“Free Cash Flow” means, for any period, Consolidated EBITDA plus Changes in Working Capital, minus Consolidated Capital Expenditures, minus Consolidated Interest Expense (other than interest paid-in-kind, amortization of financing fees, other non-cash Consolidated Interest Expenses and any expenses Cash Collateralized in accordance with the terms of this Agreement), minus the amount of Taxes based on income actually paid in cash or required to be paid in cash (including Taxes relating to net settlement of equity awards to the extent they constitute a use of cash), minus Restricted Payments (other than Restricted Payments permitted under  Section 8.6(a)(vii), any Restricted Payment that is a Permitted Option Premium, and Restricted Payments that are already accounted for in this definition, such as Taxes relating to net settlement of equity awards) made in cash, and minus cash consideration paid in connection with a Permitted Acquisition. For the avoidance of doubt, Free Cash Flow shall be calculated without duplication of items covered by more than one defined term. Free Cash Flow at any date may be a positive or negative number. Free Cash Flow increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Permitted Disposition” means any sale, lease, transfer or other disposition of assets (including, without limitation, Equity Interests of any Subsidiary of the Parent and Accounts) of the Parent or any of its Subsidiaries not otherwise permitted by clause (a) or (b) of Section 8.9; provided, however, that (a) the Parent and/or the applicable Subsidiary shall receive only cash consideration therefor; (b) the aggregate fair market value of all the assets subject to such dispositions shall not exceed (i) an amount equal to the greater of $10,000,000 and 5% of the total net asset value reflected on the most recent consolidated financial statement of the Parent and its Subsidiaries that has been made available hereunder or (ii) during the term of this Agreement, an aggregate amount equal to the greater of $15,000,000 and 15% of the total net asset value reflected on the most recent consolidated financial statement of the Parent and its Subsidiaries that has been made available hereunder; (c) the Parent and/or the applicable Subsidiary shall have received fair value therefor; and (d) both immediately before and after giving effect to each such disposition no Default or Event of Default shall have occurred and be continuing.

“Permitted Option Premium” means, in respect of a Permitted Structured Repurchase Transaction which is a call or a capped call option on the Parent’s Equity Interests purchased by the Parent from a Hedge Provider in connection with the issuance of any Permitted Convertible Indebtedness, the premium paid by the Parent to such Hedge Provider to purchase such option; provided that such option is purchased within sixty (60) days of the issuance of such Permitted Convertible Indebtedness.
(c)    Amendment of Section 8.6(a). Section 8.6(a) of the Credit Agreement is hereby amended to replace clause (vii) thereof, as follows:

“(vii) the Parent may make Restricted Payments in connection with repurchases of Equity Interests of the Parent (including payment(s) of any premium(s), prepayment amount(s), strike price(s) or other applicable purchase price, costs, expenses or any other payment (whether absolute or contingent) for a Permitted Structured Repurchase Transaction that, at the time of entry into such Permitted

Structured Repurchase Transaction, does not, and during the term of this Agreement, will not, exceed the amount permitted to be paid by the Parent in respect of repurchases of the Parent’s Equity Interests pursuant to the immediately following proviso); provided that both before and after giving effect to any such repurchase: (A) the Parent and its Subsidiaries shall be in compliance with Section 8.4; (B) the aggregate amount of such Restricted Payments (but excluding any Permitted Option Premium) shall not exceed, during the term of this Agreement, the sum of (x) $100,000,000 plus (y) the aggregate net cash proceeds, if any, paid to the Parent in connection with any repurchase of Equity Interests of the Parent (including any Permitted Structured Repurchase Transaction), as set forth in the most recently delivered Compliance Certificate and (C) no Default or Event of Default shall exist or result therefrom.”

Section 3    Conditions of Effectiveness. This Amendment No. 4 shall become effective as of the date upon which the Administrative Agent shall have received counterparts of this Amendment No. 4 executed by the Parent, the Borrower and the Lenders (the “Amendment Effective Date”).
Section 4    Reserved.
Section 5    Loan Documents. Except as herein provided, the Loan Documents shall remain unchanged and in full force and effect. This Amendment No. 4 is a Loan Document under the Credit Agreement and shall be construed in accordance with the Credit Agreement.
Section 6    Miscellaneous. This Amendment No. 4 may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment No. 4 by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment No. 4. This Amendment No. 4 and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment No. 4 and the transactions contemplated hereby and under any Loan Document shall each be governed by, and each be construed in accordance with, the laws of the State of New York. This Amendment No. 4 and each other Loan Document constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
Section 7    Jurisdiction; Etc. Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent or any other Lender Party or any related party of the foregoing in any way relating to this Amendment No. 4 or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York state court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Amendment No. 4 or in any other Loan Document shall affect any right that the Administrative Agent or any other Lender Party may otherwise have to bring any action or proceeding relating to this Amendment No. 4 or any other Loan Document against each Loan Party or its properties in the courts of any jurisdiction. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Amendment No. 4 or any other Loan Document in any court referred to in this Section 7. Each Loan Party hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
BORROWER:
WAYFAIR LLC
By: /s/ Michael Fleisher
Name: Michael Fleisher
Title: Chief Financial Officer
PARENT:
WAYFAIR INC.
By: /s/ Michael Fleisher
Name: Michael Fleisher
Title: Chief Financial Officer

[Signature Page – Amendment No. 4]

CITIBANK, N.A.,
as Administrative Agent, Swing Line Lender and L/C Issuer

By: /s/ Ronald W. Homa
Name: Ronald W. Homa
Title: Senior Vice President, As Authorized

[Signature Page – Amendment No. 4]

CITIBANK, N.A., as Lender By: /s/ Ronald W. Homa Name: Ronald W. Homa Title: Senior Vice President, As Authorized

[Signature Page – Amendment No. 4]

SILICON VALLEY BANK, as Lender and L/C Issuer By: /s/ Sandra M. Serie Name: Sandra M. Serie Title: Vice President

[Signature Page – Amendment No. 4]